MASTER PLAN DOCUMENT
SOUTHWEST GAS CORPORATION
EXECUTIVE DEFERRAL PLAN
Effective January 1, 2005
Amended and Restated March 1, 2008
Amended and Restated December 28, 2016

Amended and Restated August 3, 2020
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Table of Contents

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MASTER PLAN DOCUMENT
SOUTHWEST GAS CORPORATION
EXECUTIVE DEFERRAL PLAN
PURPOSE
The purpose of this Plan is to provide specified benefits to a select group of key employees who contribute materially to the continued growth, development and future business success of Southwest Gas Corporation. The Plan is designed to comply with and shall be administered in a manner consistent with the applicable requirements of Internal Revenue Code (“IRC” or “Code”) Section 409A and related Treasury regulations. This Plan document applies to any compensation first earned and deferred on or after January 1, 2005 (inclusive of any earnings on such amounts).
ARTICLE 1.
DEFINITIONS
For purposes hereof, unless otherwise clearly apparent from the context, the words and phrases listed below shall be defined as follows:
a.“Account Balances” means a Participant’s individual fund comprised of Deferrals, Company Contributions and interest earnings credited thereon up to the applicable Benefit Distribution Date.
b.“Base Annual Salary” means the yearly compensation paid to an Executive, excluding bonuses, commissions, overtime, and non-monetary awards for employment services to the Company.
c.“Beneficiary” means the person, persons, entity or entities designated by the Participant to receive any benefits under the Plan upon the death of a Participant. A participant may designate primary and contingent Beneficiaries.
d.“Benefit Account Balances” shall have the meaning set forth in Article 5.1.
e.“Benefit Distribution Date” means the date benefits under the Plan are first paid to a Participant, or because of his death, to his Beneficiary, which will occur within 90 days of notification to the Company of the event that gives rise to such distribution. In the case of a Retirement or Termination of Employment, Benefit Distributions cannot commence until at least six months after the date of Participant’s Retirement or Termination of Employment.
f.“Board of Directors” means the Board of Directors of Southwest Gas Corporation and any Successor Corporation.
g.“Bonus” means the portion of actual awards, if any, paid in cash under the terms of the Southwest Gas Corporation 1993 Management Incentive Plan, as amended and restated (“Management Incentive Plan”).

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h.“Change in Control” means the first to occur of any of the following events:
(i)Any “person” (as the term is used in Sections 13 and 14(d)(2) of the Securities Exchange Act of 1934 (“Exchange Act”)) who becomes a beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50 percent or more of the Company’s capital stock entitled to vote in the election of Directors; or
(ii)During any period of not more than twelve months, not including any period prior to the adoption of this Plan, individuals who, at the beginning of such period constitute the Board of Directors of the Company, and any new Director (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a) of this Article 1.8) whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least 75 percent of the Directors then still in office, who either were Directors at the beginning of the period or whose election or nomination for election was previously approved, cease for any reason to constitute at least a majority thereof.
Notwithstanding the foregoing, any transaction immediately after which more than fifty percent (50%) of the outstanding voting securities of the Company (or the surviving or resulting entity immediately after such transaction) is, or will be, owned, directly or indirectly, by shareholders of the Company or an affiliate of the Company who own, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities of the Company, determined immediately before such transaction, will not constitute a “Change in Control”. In addition, effective January 1, 2017, “Change in Control” shall, in addition to the enumerated events contained above involving the Company, the capital stock of the Company, or the board of directors of the Company, include all such enumerated events with respect to Southwest Gas Holdings, Inc., a Delaware Corporation.
i.“Committee” unless and until another committee is appointed by the Board of Directors, the term “Committee” means the Southwest Gas Corporation Benefits Committee. The Committee shall manage and administer the Plan in accordance with the provisions of the Plan. After a Change in Control, the Committee shall cease to have any powers under the Plan and all powers previously vested in the Committee under the Plan will then be vested in the Third Party Fiduciary.
j.“Company” means Southwest Gas Corporation and such of its Subsidiaries as the Board of Directors may select to become parties to the Plan. The term “Company” shall also include any Successor Corporation.
k.“Company Contributions” means the amount added, if any, to a Participant’s Account Balance in accordance with Article 3.2.

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l.“Deferral(s)” means the amount of Base Annual Salary and Bonus earned and deferred in accordance with the provisions of the Plan.
m.“Deferral Election Form” means the form of written agreement specifying deferral elections and a payout option which is completed and executed by the Participant and submitted to the Company in a timely manner.
n.“Disability” means any of the following circumstances, as determined by the Committee in its sole discretion: (a) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; (b) the Participant is, by any reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving replacement benefits for a period of not less than three months under an accident and health plan covering Employees of the Company; (c) the Participant is determined to be totally disabled by the Social Security Administration; or (d) the Participant becomes eligible for and is receiving disability benefits under a long-term disability plan or program maintained by the Company, provided that the definition of “disability” applicable under such plan or program complies with the applicable requirements of the IRC.
o.“Employee” means any full-time employee of Southwest Gas Corporation as determined under the personnel policies and practices of Southwest Gas Corporation prior to a Change in Control.
p.“Executive” means any officer of Southwest Gas Corporation prior to a Change in Control.
q.“Master Plan Document” means this legal instrument containing the provisions of the Plan.
r.“Moody’s Rate” means Moody’s Seasoned Corporate Bond Rate which is an economic indicator consisting of an arithmetic average of yields of representative bonds (industrial and AAA, AA and A rated public utilities) as of January 1 prior to each Plan Year as published by Moody’s Investors Service, Inc. (or any successor thereto), or, if such index is no longer published, a substantially similar index selected by the Board of Directors.
s.“Moody’s Composite Rate” means the average of the Moody’s Rate on January 1 for the five years prior to the Participant’s Disability, death, Retirement or Termination of Employment, whichever event is applicable.
t.“Participant” means any Executive who executes a Plan Agreement or Deferral Election Form or an Employee who has been selected to participate in the Plan and who executes a Plan Agreement or Deferral Election Form.

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u.“Plan” means the Executive Deferral Plan of the Company evidenced by this Master Plan Document.
v.“Plan Agreement” means the form of written agreement which is entered into by and between the Company and a Participant.
w.“Plan Year” means the annual period beginning on March 1 of each calendar year and ending on the last day of February of the following calendar year.
x.“Retire” or “Retirement” means a Participant’s separation from service with the Company on or after attaining age 55, other than by death, Disability or Termination of Employment.
y.“Subsidiary” means any corporation, partnership, or other organization which is at least 50 percent owned by the Company or a Subsidiary of the Company.
z.“Successor Corporation” means any corporation or other legal entity which is the successor to Southwest Gas Corporation, whether resulting from merger, reorganization or transfer of substantially all of the assets of Southwest Gas Corporation, regardless of whether such entity shall expressly agree to continue the Plan.
aa.“Terminates Employment” or “Termination of Employment” means a Participant’s voluntary or involuntary separation from service with the Company, excluding Retirement, Disability or death.
ab.“Third Party Fiduciary” means an independent third party selected by the Committee to take over the administration of the Plan upon and after a Change in Control and to determine appeals of claims denied under the Plan before and after a Change in Control pursuant to a Third-Party Fiduciary Services Agreement.
ac.“Third Party Fiduciary Services Agreement” means the agreement with the Third-Party Fiduciary to perform services with respect to the Plan.
ad.“Trust Agreement” means an agreement establishing a “grantor trust” of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the IRC.
ae.“Trust Fund or Funds” means the assets of every kind and description held under any Trust Agreement forming a part of the Plan.
af.“Trustee” means any person or entity selected by the Company to act as Trustee under any Trust Agreement at any time of reference.
ag.“Unforeseeable Emergency” means an unforeseeable emergency as defined in the Code and related Treasury regulations.

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ah.“Years of Service” means a Participant’s Benefit Service as defined in the Retirement Plan for Employees of Southwest Gas Corporation, plus service with a Successor Corporation which is not taken into account for such plan.
ARTICLE 2.
ELIGIBILITY
a.Selection of Participants An Executive shall become eligible to participate in the Plan as of the effective date of his election by the Board of Directors as an officer of the Company, unless the Board of Directors determines, at that time, that such Executive will not be eligible to participate in the Plan. The Committee in its sole discretion may select any other Employee to become eligible to participate in the Plan. Notwithstanding the foregoing, no Executive or Employee shall be eligible to participate if he is not considered to be member of a “select group of management or highly compensated employees” as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
b.Continued Eligibility If a Participant ceases to be an Executive and he continues as an Employee, the Committee in its sole discretion will determine whether such Employee will continue to be eligible to participate in the Plan; provided, however, that any such Employee must be determined by the Committee to be a member of a “select group of management or highly compensated employees” under ERISA as a condition of his continuing eligibility to participate in the Plan. Notwithstanding the foregoing and upon the occurrence of a Change in Control, a Participant will continue to participate in the Plan.
c.Commencement of Participation; Conditions to Participation Once eligible to participate in the Plan, an Executive or an Employee must complete, execute and return to the Company a Plan Agreement in order to commence participation in the Plan. Continued participation in the Plan is subject to compliance with any further conditions as may be established by the Committee. Notwithstanding the foregoing and upon the occurrence of a Change in Control, no additional conditions regarding continued participation in the Plan may be established by the Committee or any Successor Corporation.
ARTICLE 3.
PARTICIPANT ELECTIONS AND COMPANY CONTRIBUTIONS
a.Deferrals A Participant may defer up to 100 percent of his Base Annual Salary and Bonus received during a Plan Year; provided, that such Deferral exceeds $2,000 per Plan Year. Notwithstanding the foregoing, no election shall be effective to reduce the Base Annual Salary and Bonus paid to a Participant for a calendar year to an amount which is less than the amount that the Company is required to withhold from such Participant’s Base Annual Salary and Bonus for the calendar year for (a) any income and employment taxes (including Federal Insurance Contributions Act tax), (b) contributions to any

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employee benefit plan (other than this Plan), and (c) payroll transfers, in place, prior to such elections.
b.Company Matching Contributions If a Participant makes a Deferral election with respect to Base Annual Salary and/or Bonus, the Company will contribute an amount equal to 50 percent of such Deferral, up to a maximum of three percent of the Participant’s Base Annual Salary, to the Participant’s Account Balance and, effective March 1, 2008, up to a maximum of three and one-half percent of the Participant’s Base Annual Salary, to the Participant’s Account Balance.
c.Benefit Payment Periods; Irrevocable Elections A Participant shall elect the period over which the amounts deferred under such election will be distributed to him commencing at the applicable Benefit Distribution Date. A Participant’s Account Balances shall be distributed in the form of substantially-equal installment payments over a period of 120, 180 or 240 months, as elected by the Participant in accordance with this Article 3.3. Only one payout option is permitted for each Plan Year. However, a Participant is free to choose any available payout option for each subsequent Plan Year. If a Participant fails to make a valid election as to the period over which his Deferrals for a particular Plan Year will be distributed, the default distribution period for such Deferrals shall be 240 months. Payout elections are irrevocable once made.
d.Deadline for Deferral Elections By December 31st of each calendar year, a Participant must submit to the Company his completed and executed Deferral Election Form for the upcoming Plan year. If a Participant fails to timely submit his Deferral Election Form, he will not be permitted to defer any of his Base Annual Salary or Bonus during the upcoming Plan Year.
e.Exercise of Deferral Election A Participant’s Deferral election will be exercised on a per pay period basis for the portion of his Base Annual Salary that is deferred. The exercise of a Participant’s Deferral election with respect to his Bonus will occur at the time the Bonus is paid.
f.Deferral Elections by New Participants When an Executive or an Employee first becomes eligible to participate in the Plan, initial Deferral elections will be permitted with respect to services performed after the elections, as long as such elections are made within 30 days after the date on which the Executive or Employee became eligible to participate in the Plan. Such Participant may defer up to 100 percent of the remaining portion of his Base Annual Salary for the current Plan year. Such Participant must submit his Plan Agreement to the Company, in writing, at the time he elects to become a Participant in the Plan. Thereafter, in the event an Executive or an Employee becomes a Participant in the Plan, such Participant may defer compensation only in accordance with Article 3.3.
g.Ineffective Elections If there shall be a final determination by the Internal Revenue Service or a court of competent jurisdiction that the election by a Participant to defer the payment of any amount in accordance with the terms of this Plan was not effective to

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defer the taxation of such amount, then the Participant shall be entitled to receive a distribution of the amount determined to be taxable and the Participant’s Account Balances shall be reduced accordingly.
h.Continuation of Deferral Election If a Participant is authorized by the Company for any reason to take a paid leave of absence, the Participant’s Deferral election shall remain in full force and effect.
i.Suspension of Deferral Election If a Participant is authorized by the Company for any reason to take an unpaid leave of absence, the Participant’s current Deferral election shall be terminated.
ARTICLE 4.
INTEREST, CREDITING AND VESTING
a.Interest Rate A Participant’s Account Balances at the start of a Plan Year and any Deferrals and Company Contributions made during a Plan Year will earn, except as provided for in Article 4.2, interest annually at 150 percent of the Moody’s Rate. Interest will be credited to a Participant’s accounts for Deferrals and Company contributions made during the Plan Year, as if all Deferrals and contributions were made on the first day of the Plan Year.
b.Adjustment to Interest Rate If a Participant experiences a Termination of Employment prior to completing five Years of Service with the Company, interest credited for all Deferrals and vested Company Contributions to a Participant’s Account Balances will be adjusted based on the Moody’s Rate during the period he participated in the Plan.
c.Vesting of Company Contributions Company Contributions and interest earned on such contributions will vest to a Participant at the rate of 20 percent per Year of Service and will vest completely once a Participant has completed five Years of Service with the Company.
d.Interest prior to Benefit Distribution Date A Participant’s Account Balances will earn interest under the provisions of Article 4.1 or, if applicable, Article 4.2 until the applicable Benefit Distribution Date.
e.Interest Rate for Benefit Payment Calculation The interest rate used to calculate the amount that will be credited to a Participant’s Account Balances to determine his Benefit Account Balances under the provisions of Article 5.1, will be 150 percent of the Moody’s Composite Rate.
ARTICLE 5.
PLAN BENEFIT PAYMENTS
a.Benefit Account Balances A Participant’s Account Balances, at the applicable Benefit Distribution Date, will be credited with an amount equal to the interest such balances

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would have earned assuming distribution in equal monthly installments over the specific benefit payment periods, at a specified interest rate, thereby creating Benefit Account Balances. The Benefit Account Balances will then be paid to the Participant in equal monthly installments over the benefit payment periods previously elected by the Participant or specified by the Plan.
ARTICLE 6.
PRE-RETIREMENT SURVIVOR BENEFIT PAYMENTS
a.Pre-Retirement Death of Participant Notwithstanding any elections made pursuant to Article 3.3 if a Participant dies while he is an employee of the Company, his Account Balances will be paid to his Beneficiary in equal monthly installments over the 180-month survivor benefit payment period commencing as of the applicable benefit commencement date.
b.Interest on Benefit Payments The interest rate used to determine the amount that will be credited to Participant’s Account Balances, to determine his Benefit Account Balances under the provisions of Article 5.1 following the Participant’s death, will be 150 percent of the Moody’s Composite Rate.
ARTICLE 7.
POST-RETIREMENT SURVIVOR BENEFIT PAYMENTS
a.Post-Retirement Death of Participant If a Participant dies after the commencement of benefit payments under this Plan but prior to such benefits having been paid in full, the Participant’s benefit payments will continue to be paid to the Participant’s Beneficiary through the end of the benefit payment periods previously elected by the Participant.
ARTICLE 8.
DISABILITY BENEFIT PAYMENTS
a.Payment Following Disability Notwithstanding any elections made pursuant to Article 3.3, if a Participant becomes Disabled within the first five Years of Service with the Company, he will receive his Benefit Account Balances in a lump sum payment on the applicable Benefit Distribution Date. If a Participant becomes Disabled after having completed five or more Years of Service with the Company, the Benefit Account Balances will be paid consistent with the benefit payout periods previously elected.
b.Vesting of Company Contributions Notwithstanding the provisions of Article 4.3, Company contributions and interest earned on such contributions will be fully vested to the Participant at the time he is determined to be Disabled.
c.Interest on Benefit Payments If a Participant qualifies to receive benefits due to a Disability, the interest rate used to calculate the amount that will be credited to Participant’s Account Balances, to determine his Benefit Account Balances under the provisions of Article 5.1, will be 150 percent of the Moody’s Composite Rate.

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ARTICLE 9.
BENEFICIARIES
a.Designation of Beneficiaries A Participant shall have the right to designate any Beneficiary to whom benefits under this Plan shall be paid in the event of the Participant’s death prior to the total distribution of his Benefit Account Balances under the Plan. If the Participant is married and greater than 50 percent of the Benefit Account Balances is designated to a Beneficiary other than the Participant’s spouse, such Beneficiary designation must be consented to by the Participant’s spouse. Each Beneficiary designation must be in written form prescribed by the Company and will be effective only when filed with the Company during the Participant’s lifetime. The Company shall acknowledge, in writing, receipt of each Beneficiary designation form.
b.Changing Beneficiary Designation A Participant shall have the right to change the Beneficiary designation, subject to spousal consent under the provisions of Article 9.1, without the consent of any designated Beneficiary by filing a new Beneficiary designation with the Company. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed.
c.Discharge of Company Obligation Both the Company and the Committee shall be entitled to rely on the Beneficiary designation last filed by the Participant prior to his death. Any payment made in accordance with such designation shall fully discharge the Company and the Committee from all further obligations with respect to the Participant’s rights in the Plan.
d.Minor or Incompetent Beneficiaries If a Beneficiary entitled to receive benefits under the Plan is a minor or a person declared incompetent, the Committee may direct payment of such benefits to the guardian or legal representative of such minor or incompetent person. The Committee may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of any Plan benefits. Such distribution shall completely discharge the Committee and the Company from all liability with respect to such payments.
e.Effect of No Beneficiary Designation If no Beneficiary designation is in effect at the time of the Participant’s death, or if the named Beneficiary predeceased the Participant, then the Beneficiary shall be: (a) the surviving spouse; (b) if there is no surviving spouse, then his issue per stirpes; or (c) if no surviving spouse or issue, then his estate.
f.Beneficiary’s Beneficiaries If a Participant’s Beneficiary receiving benefit payments under the provisions of the Plan dies prior to the completion of the benefit payment periods, the Participant’s benefit payments will continue to be paid through the end of the benefit payment periods previously elected by the Participant, to the Beneficiary’s Beneficiary, if any, or the applicable estate.

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ARTICLE 10.
GENERAL
a.Payment Obligation Amounts payable to a Participant or Beneficiary shall be paid from the general assets of the Company or from the assets of a grantor trust within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, established for use in funding executive compensation arrangements and commonly known as a “rabbi trust.”
b.Limitation on Payment Obligation The Company shall have no obligation under the Plan to a Participant or a Participant’s Beneficiary, except as provided in this Master Plan Document.
c.Furnishing Information The Participant or Beneficiary shall cooperate in furnishing all information requested by the Company to facilitate the payment of his Benefit Account Balances.
d.Unsecured General Creditor Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held under any trust, or held in any way as collateral security for the fulfilling of the obligations of the Company under the Plan. Any and all of the Company assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Company that this Plan (and the Trust Funds described in Article 10.7) be unfunded for purposes of the Code and for the purposes of Title I of ERISA.
e.Withholding There shall be deducted from each payment made under the Plan or other compensation payable to the Participant (or Beneficiary) all taxes which are required to be withheld by the Company in respect to such payment under this Plan. The Company shall have the right to reduce any payment (or other compensation) by the amount of cash sufficient to provide the amount of said taxes.
f.Future Employment The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and a Participant. Moreover, nothing in the Plan shall be deemed to give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge the Participant at any time.
g.Trusts The Company may maintain one or more Trust Funds to finance all or a portion of the benefits under the Plan by entering into one or more Trust Agreements. Any Trust Agreement is designated as, and shall constitute, a part of the Plan, and all rights which may accrue to any person under the Plan shall be subject to all the terms and provisions of such Trust Agreement. A Trustee shall be appointed by the Committee or the Board of Directors and shall have such powers as provided in the Trust Agreement. The

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Committee or the Board of Directors may modify any Trust Agreement, in accordance with its terms, to accomplish the purposes of the Plan and appoint a successor Trustee under the provisions of such Trust Agreement. By entering into such Trust Agreement, the Committee or the Board of Directors may vest in the Trustee, or in one or more investment managers (as defined in ERISA) the power to manage and control the Trust Fund. Committee and the Board of Directors authority under the provisions of this Article 10.7 will cease upon the occurrence of a Change in Control.
h.No Assignment To the maximum extent permitted by law, no interest or benefit under the Plan shall be assignable or subject in any manner to alienation, sale, transfer, claims of creditors, pledge, attachment or encumbrances of any kind.
ARTICLE 11.
TERMINATION, AMENDMENT OR MODIFICATION OF THE PLAN
a.Plan Amendment To the extent permitted by the IRC and related regulations, the Board of Directors may, at any time, and without notice, amend or modify the Plan in whole or in part; provided, however, that (a) no amendment or modification shall be effective to decrease or restrict (i) the amount of interest to be credited to a Participant’s Account Balances under the provisions of the Plan, (ii) the benefits the Participant qualifies for or may elect to receive under the provisions of the Plan, or (iii) benefit payments to Participants or Beneficiaries once such payments have commenced, and (b) effective January 1, 2005, no amendment or modification of this Article 11, Article 12, or Article 13 of the Plan shall be effective except to the extent both the Committee and the Board of Directors deems necessary to comply with applicable law.
b.Plan Termination The Board of Directors shall not terminate the Plan until all benefits owed to the Participants and Beneficiaries have been paid in full.
c.Bankruptcy To the extent permitted under Code Section 409A and its related Treasury regulations, the Board of Directors shall have the authority, in its sole discretion, to terminate the Plan and distribute each Participant’s Account Balances to the Participant or, if applicable, his or her Beneficiary within twelve months of a corporate dissolution taxed under Section 331 of the Code or with the approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(a) The total accelerated distribution under this Article 11.3 must be included in a Participant’s gross income in the latest of:
(i)The calendar year in which the Plan is terminated;
(ii)The calendar year in which the Participant’s Account Balances are no longer subject to a substantial risk of forfeiture; or
(iii)The calendar year in which distribution of the Participant’s Account Balances is administratively practicable.

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d.Partial Plan Termination The Board of Directors may partially terminate the Plan by instructing the Company not to accept any additional Deferral commitments. In the event of a partial termination, the remaining provisions of the Plan shall continue to operate and be effective for all Participants in the Plan, as of the date of such partial termination. Any such instructions and any reinstatement of the Plan shall be implemented in accordance with the IRC and related regulations.
e.Change in Control Notwithstanding any provisions herein to the contrary, in the event of a hostile or non- negotiated Change in Control (as determined by the Third Party Fiduciary, in its sole discretion), the benefits of this Plan will become 100 percent vested for all Participants and the interest credited to a Participant’s Account Balances under any provision of this Plan will be adjusted, retroactively to the date an individual became a Participant and prospectively thereafter, to 200 percent of the Moody’s Rate.
ARTICLE 12.
ADMINISTRATION OF THE PLAN
a.Committee Duties Except as otherwise provided in this Article 12, and subject to Article 13, the general administration of the Plan, as well as construction and interpretation thereof, shall be vested in the Committee. Members of the Committee may be Participants under the Plan. Specifically, the Committee shall have the discretion and authority to: (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan; and (b) decide or resolve any and all questions including interpretations of the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. The number of members of the Committee shall be established by, and the members shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors.
b.Administration After a Change in Control Upon and after a Change in Control, the administration of the Plan shall be vested in a Third-Party Fiduciary, as provided for herein and pursuant to the terms of a Third-Party Fiduciary Services Agreement. Any Third-Party Fiduciary Services Agreement is designated as, and shall constitute, a part of the Plan. The Third-Party Fiduciary shall also have the discretion and authority to: (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan; and (b) decide or resolve any and all questions including interpretation of the Plan and the Trust Agreement. Except as otherwise provided for in any Trust Agreement, the Third-Party Fiduciary shall have no power to direct the investment of Plan or Trust Funds or select any investment manager or custodial firm for the Plan or Trust Agreement. The Company shall pay all reasonable administrative expenses and fees of the Third-Party Fiduciary when it acts as the administrator of the Plan or pursuant to Article 13. The Third-Party Fiduciary may not be terminated by the Company without the consent of at least 50 percent of the Participants in the Plan.
c.Agents In the administration of the Plan, the Committee or the Third Party Fiduciary, as the case may be, may from time to time employ such agents, consultants, advisors, and managers as it deems necessary or useful in carrying out its duties as it sees fit (including

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acting through a duly authorized representative) and may from to time to time consult with counsel to the Company.
d.Binding Effect of Decisions The decision or action of the Committee or the Third Party Fiduciary, as the case may be, with respect to any question arising out of or in connection with the administration, interpretation, and application of the Plan (and the Trust Agreement to the extent provided for in Article 12.2) and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons or entities having any interest in the Plan.
e.Indemnity by Company The Company shall indemnify and save harmless each member of the Committee, the Third Party Fiduciary, and any employee of the Company to whom the duties of the Committee may be delegated against any and all claims, losses, damages, expenses, and liabilities arising from any action or failure to act with respect to the Plan, except in the case of fraud, gross negligence, or willful misconduct by the Committee, any of its members, the Third Party Fiduciary, or any such employee.
f.Cooperation – Providing Information To enable the Committee and the Third Party Fiduciary to perform their functions, the Company shall supply full and timely information to the Committee and the Third Party Fiduciary, as the case may be, on all matters relating to the compensation of all Participants, their Retirement, death, Disability or other cause for Termination of Employment, and such other pertinent facts as the Committee or the Third Party Fiduciary may require.
g.Unforeseeable Emergencies In the event of an Unforeseeable Emergency, the Committee or the Third Party Fiduciary, as the case may be, may in its sole discretion, permit distribution to a Participant or Beneficiary from this Plan an amount no greater than the amount necessary to satisfy the Unforeseeable Emergency plus any taxes reasonably anticipated as a result of the distribution; or permit a Participant to cancel his or her Deferral election for the applicable Plan Year in accordance with applicable Treasury regulations without an accompanying distribution from his or her Account Balances. A Participant’s current Deferral election, if any, shall automatically terminate upon such Participant’s receipt of a withdrawal under this Article 12.7 or upon such Participant’s receipt of a “hardship distribution” (within the meaning of Code Section 401(k)(2)(B)(IV) and the related Treasury regulations) under any of the Company tax-qualified retirement plans. To the extent such a Participant again becomes eligible to elect Deferrals in accordance with the terms of the Plan, any subsequent Deferral elections made by the Participant must be made in accordance with the provisions of Article 3.
ARTICLE 13.
CLAIMS PROCEDURE
a.Presentation of Claims Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for determination with respect to benefits available to such

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Claimant from the Plan. The claim must state with particularity the determination desired by the Claimant.
b.Notification of Decision The Committee shall consider a claim and notify the Claimant within 90 calendar days after receipt of a claim in writing:
(i)That the Claimant’s requested determination has been made, and that the claim has been allowed in full; or
(ii)That the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant: (i) the specific reason(s) for the denial of the claim, or any part thereof; (ii) the specific reference(s) to pertinent provisions of the Plan upon which the denial was based; (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and (iv) an explanation of the claim review procedure set forth in Article 13.3.
c.Review of a Denied Claim Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Third-Party Fiduciary a written request for a review of the denial of the claim. Thereafter, the Claimant (or the Claimant’s duly authorized representative) may review pertinent documents, submit written comments or other documents, and request a hearing, which the Third-Party Fiduciary, in its sole discretion, may grant.
d.Decision on Review The Third Party Fiduciary shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of a denial, unless a hearing is held or other special circumstances require additional time, in which case the Third Party Fiduciary’s decision must be rendered within 120 calendar days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain: (a) the specific reason(s) for the decision; (b) the specific reference(s) to the pertinent Plan provisions upon which the decision was based; and (c) such other matters as the Third Party Fiduciary deems relevant.
e.Claims relating to whether a Participant has incurred a Disability Notwithstanding any other provision in Article 13, this Section 13.5 shall apply to claims made on or after April 1, 2018, the adjudication of which revolves around whether a Participant has incurred a Disability within the meaning of such term in Article 1 Section 1.14, i.e., is “Disabled”. In the event a claim involves the issue of whether a Participant is Disabled, the Committee shall ensure that all claims and appeals relating to such issue are adjudicated in a manner designed to ensure the independence and impartiality of the persons involved in making the decision.

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(1)Disability If a claim relates to a determination of whether a Participant is Disabled, and the claim requires an independent determination by the Committee, the Committee shall notify the Claimant of the Plan’s adverse benefit determination within a reasonable period of time, but no later than forty-five (45) days after receipt of the claim. If, due to matters beyond the control of the Plan, the Committee needs additional time to process a claim, the Claimant will be notified, within forty-five (45) days after the Committee receives the claim, of those circumstances and of when the Committee expects to make its decision, but not beyond seventy-five (75) days. If, prior to the end of the extension period, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to one hundred five (105) days, provided that the Committee notifies the Claimant of the circumstances requiring the extension and the date as of which the Plan expects to render a decision. The extension notice shall specifically explain the standards on which entitlement to a disability benefit is based, the unresolved issues that prevent a decision on the claim and the additional information needed from the Claimant to resolve those issues, and the Claimant shall be afforded at least forty-five (45) days within which to provide the specified information.
(i)Notice of Decision In the case of an adverse benefit determination by the Committee with respect to whether a Participant is Disabled, the Committee will provide a notification in a culturally and linguistically appropriate manner (as described in Department of Labor Regulation Section 2560.503-1(o)) that shall set forth:
(1)The specific reasons for the denial;
(2)A reference to the specific provisions of the Plan or insurance contract on which the denial is based;
(3)Notice that the Claimant has a right to request a review of the claim denial and an explanation of the Plan’s review procedures and the time limits applicable to such procedures;
(4)A statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review, and a description of any time limit that applies under the Plan for bringing such an action;
(5)A discussion of the decision, including an explanation of the basis for disagreeing with or not following

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(a)The views presented by the Claimant of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant;
(b)The views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a Claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and
(c)A disability determination regarding the Claimant presented by the Claimant made by the Social Security Administration.
(6)If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request;
(7)Either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of the Plan do not exist; and
(8)A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits. Whether a document, record, or other information is relevant to a claim for benefits shall be determined by Department of Labor Regulation Section 2560.503-1(m)(8)
(ii)Review Procedure If the initial claim relates to whether a Participant is Disabled, the claim requires an independent determination by the Committee, and the Committee denies the claim, in whole or in part, the Claimant shall have the opportunity for a full and fair review by the Committee of the denial, as follows:
(1)Prior to such review of the denied claim, the Claimant shall be given, free of charge, any new or additional evidence considered, relied upon, or generated by the Plan, insurer, or other person making the benefit determination in connection with the claim, or any new or additional rationale, as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit

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determination on review is required to be provided, to give the Claimant a reasonable opportunity to respond prior to that date.
(2)The Committee shall respond in writing to such Claimant within forty-five (45) days after receiving the request for review. If the Committee determines that special circumstances require additional time for processing the claim, the Committee can extend the response period by an additional forty-five (45) days by notifying the Claimant in writing, prior to the end of the initial 45-day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Committee expects to render its decision.
(3)The Claimant shall be given the opportunity to submit issues and written comments to the Committee, as well as to review and receive, without charge, all relevant (as defined in applicable ERISA regulations) documents, records and other information relating to the claim. The reviewer shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination.
(4)In considering the review, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. Additional considerations shall be required in the case of a claim for disability benefits. For example, the claim will be reviewed by an individual or committee who did not make the initial determination that is subject of the appeal, nor by a subordinate of the individual who made the determination, and the review shall be made without deference to the initial adverse benefit determination.
(5)If the initial adverse benefit determination was based in whole or in part on a medical judgment, the Committee will consult with a health care professional with appropriate training and experience in the field of medicine involving the medical judgment. The health care professional who is consulted on appeal will not be the same individual who was consulted during the initial determination or the subordinate of such individual. If the Committee obtained the advice of medical or vocational experts in making the initial adverse benefits determination (regardless of whether the advice was relied upon), the Committee will identify such experts.

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(iii)Notice of Decision after Review In the case of an adverse benefit determination with respect to whether a Participant is Disabled, the Committee will provide a notification in a culturally and linguistically appropriate manner (as described in Department of Labor Regulation Section 2560.503-1(o)) that shall set forth
(1)The Committee’s decision;
(2)The specific reasons for the denial;
(3)A reference to the specific provisions of the Plan or insurance                     contract on which the decision is based;
(4)A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant's claim for benefits;
(5)A statement describing any voluntary appeal procedures offered by the Plan and the Claimant’s right to obtain the information about such procedures;
(6)A statement of the Claimant's right to bring a civil action under ERISA Section 502(a) which shall describe any applicable contractual limitations period that applies to the Claimant’s right to bring such an action, including the calendar date on which the contractual limitations period expires for the claim;
(7)A discussion of the decision, including an explanation of the basis for disagreeing with or not following:
(a)The views presented by the Claimant of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant;
(b)The views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a Claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and
(c)A disability determination regarding the Claimant presented by the Claimant made by the Social Security Administration.
(8)If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s

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medical circumstances, or a statement that such explanation will be provided free of charge upon request; and
(9)Either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of the Plan do not exist.
(iv)Exhaustion of Remedies A Claimant must follow the claims review procedures under this Plan and exhaust his or her administrative remedies before taking any further action with respect to a claim for benefits.
(v)Failure of Plan to Follow Procedures In the case of a claim with respect to whether a Participant is Disabled, if the Plan fails to strictly adhere to all the requirements of this claims procedure with respect to whether a Participant is Disabled, the Claimant is deemed to have exhausted the administrative remedies available under the Plan, and shall be entitled to pursue any available remedies under ERISA Section 502(a) on the basis that the Plan has failed to provide a reasonable claims procedure that would yield a decision on the merits of the claim, except where the violation was: (i) de minimis; (ii) non-prejudicial; (iii) attributable to good cause or matters beyond the Plan’s control; (iv) in the context of an ongoing good-faith exchange of information; and (v) not reflective of a pattern or practice of non- compliance. The Claimant may request a written explanation of the violation from the Plan, and the Plan must provide such explanation within ten (10) days, including a specific description of its basis, if any, for asserting that the violation should not cause the administrative remedies to be deemed exhausted. If a court rejects the Claimant’s request for immediate review on the basis that the Plan met the standards for the exception, the claim shall be considered as re-filed on appeal upon the Plan’s receipt of the decision of the court. Within a reasonable time after the receipt of the decision, the Plan shall provide the Claimant with notice of the resubmission.
f.Legal Action A Claimant’s compliance with the foregoing provisions of this Article 18 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under the Plan.
ARTICLE 14.
MISCELLANEOUS
a.Notices Any notice given under the Plan shall be in writing and shall be mailed or delivered to:
SOUTHWEST GAS CORPORATION
Executive Deferral Plan
Administrative Committee (LVB-283)

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P.O. Box 98510
Las Vegas, NV 89193-8510
and
Wachovia Bank, N.A.
One West Fourth Street
Winston-Salem, NC 27101
b.Assignment The Plan shall be binding upon the Company and any of its successors and assigns, and upon a Participant, a Participant’s Beneficiary, and their assigns, heirs, executors and administrators.
c.Governing Law Except to the extent that federal law applies, the Plan shall be governed by and construed under the laws of the State of Nevada.
d.Headings Headings in this Master Plan Document are inserted for convenience of reference only. Any conflict between such headings and the text shall be resolved in favor of the text.
e.Gender and Number Masculine pronouns wherever used shall include feminine pronouns and when the context dictates, the singular shall include the plural.
f.Severability In case any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provisions had never been inserted herein.
IN WITNESS WHEREOF, the Company has executed this Amended and Restated Master Plan Document effective August 3, 2020.
SOUTHWEST GAS CORPORATION
By    _____________________________
John P. Hester
President and Chief Executive Officer

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